SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2006
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25223	88-0326480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 334-9479

ITEM 8.01 OTHER EVENTS

ITEM 8.01 OTHER EVENTS

The Registrant reports in this current report on Form 8-K that the Registrant filed its Form 10-QSB for the period ended March 31, 2006 before the independent accountants had completed their review. The Registrant has provided necessary corrected information to the independent accountants for the independent accountants to complete the review. The Registrant believes that there will be material adjustments to the quarterly report as filed, including, among other adjustments, a significant reduction in the Registrant's net loss and net loss per share and an increase in stockholders' equity.The currently filed quarterly report should not be relied upon. The Registrant intends to file the amended Form 10-QSB during the week of May 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
By: /s/ Daniel Dror, CEO, President and Chairman

Date: May 26, 2006